As filed with the Securities and Exchange Commission on March 26, 1997
                   Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   HUBCO, INC.
             (Exact name of registrant as specified in its charter)

                  New Jersey                  22-2405746
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)


                            1000 MacArthur Boulevard
                            Mahwah, New Jersey 07430
    (Address, including zip code of registrant's principal executive offices)

                             1997 STOCK OPTION PLAN
            (FOR HUBCO EMPLOYEES WHO WERE FORMER WESTPORT EMPLOYEES)
                            (Full title of the Plan)

                    Kenneth T. Neilson, Chairman of the Board
                                   HUBCO, Inc.
                            1000 MacArthur Boulevard
                            Mahwah, New Jersey 07430
                                 (201) 236-2631
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                     -------
                                 With a Copy to:
                            Michael W. Zelenty, Esq.
                          Pitney, Hardin, Kipp & Szuch
                                  P.O. Box 1945
                          Morristown, New Jersey 07962
                                 (201) 966-8125


                         CALCULATION OF REGISTRATION FEE
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
  Title of securities        Amount to be         Proposed maximum        Proposed maximum           Amount of
   to be registered           registered           offering price        aggregate offering      registration fee
                                                      per share                price
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
Common Stock, no par      343,708 shares (1)         $7.1572 (2)           $2,549,976 (2)             $848.27
value
------------------------ ---------------------- ---------------------- ----------------------- ----------------------

--------------------------
(1) This Registration Statement also covers shares of common stock issuable pursuant to the anti-dilution provisions of the underlying stock options. (2) Calculated pursuant to Rule 457(h)(1) based on the weighted average exercise price per share of the registrant's common stock under the underlying stock options.

                                     PART I
             INFORMATION REQUIREMENT IN THE SECTION 10(a) PROSPECTUS

ITEM 1   Plan Information

         Not filed with this Registration Statement.

ITEM 2 Registrant Information and Employee Plan Annual Information Not filed with this Registration Statement.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3  Documents Incorporated By Reference

      The following documents filed by HUBCO, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

    1. The Company's 1995 Annual Report on Form 10-K for the year ended December 31, 1995.

    2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

    3. Current Reports on Form 8-K filed with the Commission on January 16, 1996; February 20, 1996; March 6, 1996, as amended by Form 8-K/A filed with the Commission on March 18, 1996; May 2, 1996; May 8, 1996; July 2, 1996; July 16, 1996, as amended by Form 8-K/A filed with the Commission on August 17, 1996; August 15, 1996; August 22, 1996; August 22, 1996 (separate filing); September 12, 1996; September 18, 1996, as amended by Form 8-K/A filed with the Commission on September 24, 1996; October 22, 1996, as amended by Form 8-K filed with the Commission on October 28, 1996; November 4, 1996; December 6, 1996; January 8, 1997; January 23, 1997; February 11, 1997 and February 21, 1997.

         In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, hereby are incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

ITEM 4   Description of Securities

         Not applicable.

ITEM 5   Interests of Named Experts and Counsel

         Not applicable.

ITEM 6   Indemnification of Directors and Officers
         -----------------------------------------

         (a) Limitation of Liability of Directors and Officers. Section 14A:2-7(3) of the New Jersey Business Corporation Act permits a corporation to provide in its Amended and Restated Certificate of Incorporation that a director or officer shall not be personally liable to the corporation or its shareholders for breach of any duty owed to the corporation or its shareholders, except that such provisions shall not relieve a director or officer from liability for any breach of duty based upon an action or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of any improper personal benefit. Article X of the Company's Amended and Restated Certificate of Incorporation includes limitation on the liability of officers and directors to the fullest extent permitted by New Jersey law.

         (b) Indemnification of Directors, Officers, Employees and Agents. Under
         Article VI of its Amended and Restated Certificate of Incorporation, HUBCO must, to the fullest extent permitted by law, indemnify its directors, officers, employees and agents. Section 14A:3-5 of the New Jersey Business Corporation Act provides that a corporation may indemnify its directors, officers, employees and agents against judgments, fines, penalties, amounts paid in settlement and expenses, including attorneys' fees, resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified therein. Determinations concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) independent legal counsel, or (c) an affirmative vote of a majority of shares held by the shareholders. No indemnification is permitted to be made to or on behalf of a corporate director, officer, employee or agent if a judgment or other final adjudication adverse to such person establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by such person of an improper personal benefit.

         (c)   Insurance.   The   Company   maintains
         insurance policies insuring the Company's directors and officers against liability for wrongful acts or omissions arising out of their positions as directors and officers, subject to certain limitations.

ITEM 7   Exemption from Registration Claimed

         Not applicable.

ITEM 8   Exhibits

    5    Opinion  of  Pitney,   Hardin,  Kipp  &  Szuch  regarding  legality  of
         securities.

    23   Consent of Arthur Andersen LLP

ITEM 9   Undertakings

    1.   The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        (b) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Mahwah, State of New Jersey, on March 25, 1997.

                             HUBCO, INC.

                             By: /S/ KENNETH T. NEILSON


                                 ---------------------------------------
                                 Kenneth T. Neilson, Chairman, President
                                  and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                     Title                       Date

/S/ KENNETH T. NEILSON
-------------------------                          Chairman, President, Chief        March 25, 1997
(Kenneth T. Neilson)                               Executive Officer and Director
                                                   (Principal Executive Officer)

/S/ ROBERT J. BURKE
-------------------------                                     Director               February 25, 1997
(Robert J. Burke)

/S/ DONALD P. CALCAGNINI
-------------------------                                     Director               February 28, 1997
(Donald P. Calcagnini)

/S/ JOAN DAVID
-------------------------                                     Director               February 24, 1997
(Joan David)

/S/ THOMAS R. FARLEY
-------------------------                                     Director               February 27, 1997
(Thomas R. Farley)

/S/ ROBERT B. GOLDSTEIN
-------------------------                                     Director               February 28, 1997
(Robert B. Goldstein)

/S/ BRYANT MALCOLM
-------------------------                                     Director               February 28, 1997
(Bryant Malcolm)

/S/ W. PETER McBRIDE
-------------------------                                     Director               February 28, 1997
(W. Peter McBride)

/S/ CHARLES F.X. POGGI
-------------------------                                     Director               February 28, 1997
(Charles F.X. Poggi)

/S/ DAVID A. ROSOW
-------------------------                                     Director               February 24, 1997
(David A. Rosow)

/S/ JAMES E. SCHIERLOH
-------------------------                                     Director               February 24, 1997
(James E. Schierloh)

/S/ JOHN TATIGIAN
-------------------------                                     Director               February 28, 1997
(John Tatigian)

/S/ SR. GRACE FRANCES STRAUBER
------------------------------                                Director               February 28, 1997
(Sister Grace Frances Strauber)

/S/ CHRISTINA L. MAIER
-------------------------                           Assistant Treasurer (Senior      March 25, 1997
(Christina L. Maier)                              Financial Officer and Principal
                                                        Accounting Officer)



                                INDEX TO EXHIBITS

Exhibit 5 - Opinion Letter of Pitney, Hardin, Kipp & Szuch

Exhibit 23 - Consent of Arthur Andersen LLP